AGREEMENT

THIS AGREEMENT (this "Agreement") is entered into and shall be effective as of August 3, 2005, by and between Pay88, Inc., a Nevada corporation ("Pay 88"), with an address at 1053 North Barnstead Road, Barnstead New Hampshire 03225, and Chongqing Yahu Information, Limited., a Chinese corporation ("Yahu"), with an address at ChonQing International Chamber of Commerce Mansion, 11th Floor, First Yanghe Village, #78, JiangBei County, ChonQing, China 400020.

WITNESSETH:

WHEREAS, Yahu is in the business of processing electronic transfers of funds in China;

WHEREAS, Yahu is the sole and exclusive owner of certain software programs, further described in Schedule A (the "Software"), that are necessary in order to operate the electronic funds transfer business;

WHEREAS, Pay88 is a development stage company which desires to process electronic transfers of funds in the United States for delivery to recipients in China; and

WHEREAS, Pay88 desires to license the Software from Yahu, and Yahu desires to license the Software to Pay88, for the purpose of electronically transferring funds from the United States to China on the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. License. Yahu hereby grants to Pay88 and Pay88 accepts, on the terms and conditions set forth herein, an exclusive [non-transferable] license to install and use the Software (the "License") in connection with the business of Pay88. In consideration for the License, Pay88 shall pay to Yahu a license fee equal to twenty percent (20%) of all Gross Fund Transfer revenues (the "license fee"). Gross Fund Transfer revenues shall be defined as all customer fees received for fund transfer services completed through the software. The licensing fee shall be payable on a quarterly basis.

Section 2. Delivery of Software; Support and Technical Assistance. The Software shall be delivered by Yahu to Pay88 within thirty (30) days of the execution of this agreement. Yahu shall provide to Pay88 reasonable levels of support and technical assistance in connection with the installation and the use of the Software, as may be requested by Pay88 from time to time. Yahu shall make its personnel available by email, phone or fax during normal business hours for feedback, problem-solving, or general questions. Additionally Yahu agrees to provide Pay88 with the know-how and other expertise with respect to the Software and its deployment, including, without limitation, the provision of technical assistance in general to Pay88 to address or resolve queries, problems or questions.

Section 3. Approvals. Immediately after the execution of this Agreement, Pay88 shall begin the process of obtaining, and shall obtain, any necessary permits, approvals, and certifications with respect to the electronic funds transfer in the United States as may be required by the state or local laws and the federal laws of the United States (collectively, the "Approvals"). Except as otherwise agreed, the Approvals shall be issued in the name of, and be owned by, Pay88.

Section 4. The Business. Pay88 undertakes to use commercially reasonable efforts to:

A. Design, review and prepare literature, catalogs, brochures, fliers and other related materials with respect to the business (the "Business") of money transfers in the United States to be transmitted via the Software to China;

B. Develop an internet web site for the purpose of marketing as well as a platform for the placement of orders by customers for electronic transfer of funds; and

C. Develop the capability to use the Software, including the procurement of the appropriate computer hardware, the installation of the Software, and the training of adequate personnel with respect to use of the Software.

Section 5. Term and Termination.

5.1 Term. The term of this Agreement shall be five (5) years, commencing as of the date hereof, unless cancelled or terminated earlier as provided in this Agreement (the "Term").

5.2 Termination.

A. Pay88 shall be entitled to terminate this Agreement by giving not less than twenty (20) days' written notice to Yahu if there is any change in the management, ownership or control of Yahu. Yahu agrees to provide notice to Pay88 no less than thirty (30) business days prior to the consummation of any change in the management, ownership or control of Yahu.

B. Without prejudice to any other provision in this Agreement, either party shall be entitled to terminate this Agreement by giving not less than five (5) days' written notice to the other party upon the occurrence of any of the following:

1. The other party commits any breach of any of the provisions of this Agreement and fails to remedy the same within fifteen (15) days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied; or

2. The other party goes into bankruptcy, moratorium, receivership, liquidation, or anything analogous to any of the foregoing under the law of any jurisdiction.

Section 6. Representations and Warranties.

6.1 Yahu warrants that (a) it (i) is the owner of the Software, including all copyright and other intellectual property rights therein, (ii) has the right to license the Software and grant the rights granted under this Agreement, (iii) has obtained any and all necessary permissions from third parties to license the Software, and (b) the use of the Software by Pay88 in accordance with the terms of this Agreement shall not infringe the rights of any third party.

6.2 Yahu warrants that the physical medium, if any, on which the Software is provided to Pay88 will be free from defects during the Term.

Section 7. Confidential Information. During the Term and for one year thereafter, each party hereto shall hold in strictest confidence and shall not directly or indirectly disclose, use or publish any of the Confidential Information (defined below) of the other party unless expressly authorized in writing by such other party. As used in this Agreement, the term "Confidential Information" means all items, materials and information which belong to a party hereto and are not generally known to the public, or which have been confidentially provided to the other party. Confidential Information includes, but is not limited to, pricing information and policies; trade secrets (as defined by applicable law); computer programs (code); software; research and development projects and materials; methods of operation; technical information; processes; formulas; compositions; systems; techniques; non-public know-how of the Business; customer account information, lists and data; estimating procedures; sources of supplies or materials; marketing plans or strategies; the existence and contents of agreements; financial information, data, statements or accounts; and all documentation, reports and data (recorded in any form) relating to the foregoing.

Section 8. Indemnity. Yahu shall indemnify and hold harmless Pay88 and its affiliates, officers, directors, stockholders, employees, and agents, and the successors and assigns of all of them (the "Indemnified Parties"), and shall reimburse the Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and attorneys' fees) directly or indirectly arising from or in connection with (a) any failure by Yahu to perform or comply with any agreement, covenant or obligation in this Agreement, (b) any claim made at any time by any governmental authority or third person with respect to the business of Yahu; and (c) any claim made at any time by any third party of an alleged infringement of copyright or any other property right arising out of the use of the Software by the Pay88 in accordance with the terms of this Agreement. This indemnity shall survive the expiration of the Term.

Section 9. Miscellaneous.

9.1 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, two (2) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth on the first page of this Agreement, (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being addressed to the intended recipient as set forth on the first page of this Agreement; or (d) if given by facsimile, once such notice is transmitted to the facsimile number specified in writing by the intended recipient for such purpose and the appropriate answer back or telephonic confirmation is received. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

9.2 Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

9.3 Jurisdiction. The parties hereby irrevocably consent to the in personam jurisdiction of the state or federal courts located in the state of Nevada, United States, in connection with any action or proceeding arising out of or relating to this Agreement or the transactions and the relationships established thereunder. The parties hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and that they will not contest or challenge the jurisdiction or venue of these courts.

9.4 WAIVER OF ANY AND ALL RIGHTS TO A TRIAL BY JURY. ALL PARTIES TO THIS AGREEMENT UNCONDITIONALLY, IRREVOCABLY, AND EXPRESSLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, COUNTERCLAIM, OR CROSS-CLAIMS ARISING DIRECTLY OR INDIRECTLY IN ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) IN ANY WAY ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT OR TRANSACTIONS OR THE RELATIONSHIPS ESTABLISHED THEREUNDER. ALL PARTIES CONFIRM THAT THE FOREGOING WAIVER OF A TRIAL BY JURY IS INFORMED AND FREELY MADE.

9.5 Entire Agreement. This Agreement and the attachments hereto set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior or contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement, such other agreements, notes or instruments related to this transaction

executed simultaneously herewith, or the written statements, certificates, schedules or other documents delivered pursuant to this Agreement or in connection with the transactions contemplated hereby.

9.6 Assignment. The rights and obligations of a party under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

9.7 Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance.

9.8 Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

9.9 Counterparts; Fascimile Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures transmitted by facsimile shall have the same force and effect as original signatures.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written

PAY88, INC.

By: [signature]
Name: Guo Fan
Title: President

YAHU Ltd.

By: Tao Fan
Name: Tao Fan
Title: Board Chairman